(May 10, 1999)

                             BY-LAWS
                               OF
                     LA-Z-BOY INCORPORATED


                            ARTICLE I

                         Name and Office

Section 1.  Name.  The name of this corporation shall be La-Z-Boy Incorporated.

Section 2. Registered Office. The principal and registered office of the corporation shall be located at 1284 North Telegraph Road, Monroe, Michigan.

Section 3. Other Offices. The corporation may also have other offices for the transaction of business located at such places, both within and without the State of Michigan, as the Board of Directors may from time to time determine.

     ARTICLE II

     Capital Stock and Transfers

Section 1. (A). Share Certificates: Required Signatures. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board or the President or the Executive Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or is registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

Section 1. (B). Share Certificates: Required Information. A certificate representing shares of the corporation shall state upon its face all of the following:

     (a) That the corporation is formed under the laws of this   state.
     (b) The name of the person to whom issued.
     (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

Section 2. Lien. The corporation shall have a first lien on all the shares of its capital stock, and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

Section 3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

Section 4. Replacement of Lost, Stolen or Destroyed Share Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfer Agent and Registration. The Board of Directors may appoint a transfer agent and a registrar in the registration of transfers of its securities.

Section 6. Rules of Issue and Transfer. The Board of Directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

Section 7. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

     ARTICLE III

     Shareholders and Meetings

Section 1. Annual Meeting of Shareholders. The 1991 Annual Meeting of Shareholders shall be held August 5, 1991 and all subsequent Annual Meetings of Shareholders shall be held on the last Monday in July of each year, or at such other date as shall be designated by the Board of Directors and stated in the notice of the meeting. At said meeting the shareholders shall elect by a plurality vote the Directors to be elected at such meeting, and shall transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings of Shareholders. A special meeting of the shareholders for any purpose or purposes other than election of Directors may be called at any time and place by the President, and in his absence by the Chairman of the Board; or by the Directors. It shall be the duty of the Directors, the Chairman of the Board, or President to call such meeting whenever so requested in writing by shareholders owning, in the aggregate, at least seventy-five percent (75%) of the entire capital stock of the corporation entitled to vote at such special meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 3. Notice of Meetings of Shareholders. Notice of the time, date and place of all annual and special meetings shall be mailed by the Secretary to each shareholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date thereof. The business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 4. Presiding Officer. The Chairman of the Board, or, in his absence, the Vice Chairman, or in his absence, the President, or in his absence, such other Vice President as the Board of Directors may designate, shall preside at all meetings.

Section 5. Vote of Shareholders; Proxies. At every such meeting each shareholder shall be entitled to cast one vote for each share of stock held in his name; which vote may be cast by him either in person, or by proxy, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. A shareholder may authorize one or more persons to act for him by proxy. All proxies shall be in writing by the shareholder or by his duly authorized agent or representative and shall be filed with the Secretary.

Section 6. Quorum of Shareholders. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Required Vote. If a quorum is present, the affirmative vote of the holders of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the Articles of Incorporation.

Section 8. Removal. The shareholders shall have power by a majority vote at any such meeting, to remove any Director from office.

Section 9. List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

     (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.
     (b) Be produced at the time and place of the meeting. (c) Be subject to inspection by any shareholder during the whole time of the meeting.
     (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

Section 10. Record Date for Determination of Shareholders. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.
 For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action.
 If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted.

Section 11. Inspectors of Election. The Board of Directors may appoint one (1) or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

     ARTICLE IV

      Directors

Section 1. Number and Powers of Directors. The business and affairs of the corporation shall be managed by a Board of Directors consisting of 10 Directors who shall be elected by the shareholders. The Directors shall be elected at the annual meeting of the shareholders, as detailed hereinafter, and each Director shall serve until his successor shall have been elected and qualified. When acting as such, the Board of Directors may exercise all powers and do all such lawful acts and things (including, without limitation, the making of such adjustments in the number of Directors in any Director class or classes that may be determined by the Board to be necessary or appropriate in light of an increase or decrease in the total number of Directors specified in these by-laws) as are not by statute or by the Articles of Incorporation or these by-laws directed or required to be exercised or done by the shareholders.

Section 2. Classification and Term of Office. The Directors shall be severally classified with the respect to the time for which they shall hold office by dividing them into three classifications, with the number of Directors in each class being as nearly equal as possible to the number of directors in each other class.

Section 3. Regular Meetings of Board. Regular meetings of the Directors shall be held immediately after the adjournment of each annual shareholders' meeting and may be held at such time and at such place as shall from time to time be determined by the Board.

Section 4. Special Meetings of Board. Special meetings of the Board of Directors may be called by the President and in his absence, by the Chairman of the Board or any four members of the Board of Directors. By unanimous consent of the Directors, special meetings of the board may be held without notice, at any time and place. The presence of a Director at a meeting shall constitute a Waiver of Notice except where the Director attends solely to protest the legality of the meeting.

Section 5. Notice. Notice of all regular and special meetings, except those specified in the second sentence of Section 4 of this article, shall be delivered in person, mailed or telegrammed to each Director, by the Secretary, at least one day previous to the time fixed for the meetings. All notices of special meetings shall state the purposes thereof.

Section 6. Quorum and Required Vote. A majority of the Directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these By-Laws, or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Annual Meeting. The Directors shall elect the officers of the corporation, and fix their salaries; such elections to be held at the Directors' meeting following each annual shareholders' meeting. No notice of such meeting shall be necessary to any newly elected Director in order to legally constitute the meeting, provided a quorum shall be present. An officer may be removed at any time by a two-thirds vote of the full Board of Directors.

Section 8. Vacancies. All vacancies occurring in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of two-thirds of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

Section 9. Directors' Report. At each annual shareholders' meeting the Directors shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the corporation, and of the condition of its tangible property.

Section 10. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all of the power and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders the dissolution of the corporation or revocation of a dissolution, amend the By-laws of the corporation, fill vacancies in the Board; and unless a resolution of the Board of Directors, the Articles of Incorporation or the By-laws expressly so provide, no such committee shall have the power or authority to declare a distribution, dividend, or to authorize the issuance of stock.

Section 11. Compensation of Directors. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of them, shall have authority to fix the compensation of all Directors for services to the corporation as directors, officers, or otherwise.

Section 12. Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

Section 13. Participation in Meeting by Telephone. By oral or written permission of a majority of the Board of Directors, a member of the Board of Directors or of a Committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

Section 14. Nomination of Director Candidates. Nomination of candidates for election as Directors of the Corporation at any meeting of shareholders called for election of Directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting but only in accordance with the procedure outlined herein.

     (a) Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of Directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his or her election as a director.


     (b) Procedure for Nominations by Shareholders.

     Not less than 90 days prior to the first anniversary of the preceding year's annual meeting any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence of each nominee proposed in each such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

     (c) Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

     ARTICLE V

     Officers

Section 1. Selection and Number. The officers of this corporation shall be a Chairman of the Board, Vice Chairman of the Board, President, one or more Vice Presidents or Executive Vice Presidents, a Secretary and a Treasurer, and such Assistant Secretaries and Treasurers as shall seem necessary to the Board of Directors from time to time, who shall be elected for the term of one year and shall hold office until their successors are duly elected and qualified. The office of Secretary and Treasurer, or Assistant Secretary and Assistant Treasurer, may be held by one person.

Section 2. Chairman of the Board. The Chairman of the Board shall preside at all Directors' and shareholders' meetings; shall have general supervision over and responsibility for all sales and marketing activities of the corporation and its subsidiaries; shall sign all stock certificates; and such further duties as may be assigned to him from time to time by the Board of Directors. In case of the absence or the disability of the Chairman of the Board, his duties shall be performed by the President, and in case of the President's absence, by the Vice Chairman of the Board or by an Executive Vice President.

Section 3. Vice Chairman of the Board. The Vice Chairman of the Board may sign any documents required by law to be filed on behalf of the corporation in the office of the Secretary of State; may sign all stock certificates of the corporation; and shall perform all such other duties as are incident to his office, or such further duties as may be assigned to him from time to time by the Board of Directors.

Section 4. President. The President shall have general supervision and management of the day-to-day operations of the corporation and its subsidiaries and over all other officers of the corporation; shall be the chief operating officer of the corporation; shall sign all written contracts of the corporation; and shall perform all such other duties as are incident to his office and such other duties as may be assigned to him from time to time by the Board of Directors. In the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, or while such offices are vacant, the President also shall preside over all meetings of the Board of Directors or of the shareholders and shall perform all of the duties or functions, and when so acting shall have all powers and authority, of the Chairman of the Board. In case of the absence or the disability of the President, his duties shall be performed by such other officer or officers of the corporation as may be specified by resolution of the Board of Directors.

Section 5. Vice Presidents. The Board of Directors may elect or appoint one or more Vice Presidents. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents. Unless the Board of Directors shall otherwise provide by resolution duly adopted by it, or as otherwise provided in these By-Laws, such of the Vice Presidents as shall have been designated Executive Vice Presidents and who are members of the Board of Directors in the order specified by the Board of Directors shall perform the duties and exercise the powers of the President during the absence or disability of the President if the office of the Chairman of the Board is vacant. The Vice Presidents shall perform such other duties as may be delegated to them by the Board of Directors, the Chairman of the Board or the President.

Section 6. Secretary. The Secretary shall issue notices of all Directors' and shareholders' meeting, and shall attend and keep the minutes of the same; shall have charge of all corporation books, records and papers; shall be custodian of the corporate seal, all stock certificates and written contracts of the corporation; and shall perform all such other duties as are incident to his office. The Secretary shall also perform such duties as are assigned to him from time to time by the Board of Directors.

Section 7. Treasurer. The Treasurer shall have custody of all money and securities of the corporation and shall give bond, in such sum and with such securities as the Directors may require, conditioned upon the faithful performance of the duties of his office. He shall sign all checks of the corporation, shall keep regular books of account and shall submit them, together with all his vouchers, receipts, records, and other papers, to the Directors for their examination and approval as often as they may require; and shall perform all such other duties as are incident to his office. The Treasurer shall also perform such duties as may be assigned to him by the Board of Directors from time to time.

Section 8. Indemnification of Directors, Officers and Others. Pursuant to the provisions of Article XI of the Articles of Incorporation of the corporation, the corporation shall indemnify any of its Directors and officers and may indemnify any of its employees and agents (in each case including such person's heirs, executors, administrators and legal representatives) in accordance with the following provisions of this By-Law:

     A. Indemnification of Directors and Officers: Claims by Third Parties. The corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, as amended (the "Act") or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a Director or officer (an "Indemnitee") who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     B. Indemnification of Directors and Officers: Claims Brought by or in the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made under this Section B for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the Court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the Court considers proper.

     C. Actions Brought by the Indemnitee. Notwithstanding the provisions of Subsections A and B of this Section 8, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee, unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the board of Directors of the corporation; or (ii) was brought or made to enforce this
Section 8 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

     D. Approval of Indemnification. An indemnification under Subsections A or B of this Section 8, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Subsections A or B of this Section 8, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:
          (a) By a majority vote of a quorum of the Board of Directors consisting of Directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
          (b) If a quorum cannot be obtained in subsection (a), then by majority vote of a committee of Directors who are not parties to the action. The committees shall consist of not less than three (3) disinterested Directors.
          (c) By independent legal counsel in a written opinion. (d) By the shareholders.

     E. Advancement of Expenses. The corporation may pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

          (a) The Indemnitee furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Subsections A and B above.

          (b) The Indemnitee furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the Act.

          The undertaking required by subsection (b) must be an unlimited general obligation of the Indemnitee but need not be secured. Determinations of payments under this Section shall be made in the manner specified in Subsection D above.

     F. Partial Indemnification. If an Indemnitee is entitled to indemnification under Subsections A or B of this Section 8 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

     G. Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Section 8 and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

     H. Other Rights of Indemnification. The indemnification or advancement of expenses provided under Subsections A through G of this Section 8 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Subsections A through G of this
Section 8 continues as to a person who ceases to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.


     I. Definitions. "Other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a Director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the Director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Subsections A and B of this Section 8.

     J. Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

     K. Enforcement. If a claim under this Section 8 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     L. Contract With the Corporation. The right to indemnification conferred in this Section 8 shall be deemed to be a contract right between the corporation and each Director or officer who serves in any such capacity at any time while this Section 8 is in effect, and any repeal or modification of this Section 8 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     M. Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for "corporation" found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Section 8. The indemnification and other obligations set forth in this Section 8 of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in
Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 8 for acting as a Director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

     N. Severability. Each and every paragraph, sentence, term and provision of this Section 8 shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Section 8 shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

     ARTICLE VI

     Dividends and Finance

Section 1. Dividends. Dividends, to be paid out of the surplus earnings of the corporation, or as otherwise permitted in accordance with the provisions of the governing statute, may be declared from time to time by resolution of the Board of Directors; but no dividend shall be paid that will impair the capital of the corporation. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the governing statute or the Articles of Incorporation.

Section 2. Deposits. The funds of the corporation shall be deposited in such banks or trust companies as the Directors shall designate and shall be withdrawn only upon checks issued and signed in accordance with regulations adopted by the Board of Directors.

Section 3. Checks. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for that purpose.

     ARTICLE VII

     Fiscal Year

Section 1. The fiscal year of this corporation shall end on the last Saturday of April each year. The fiscal year may be changed by the Board of Directors by resolution of the Board of Directors.
     ARTICLE VIII

     Amendments

  These By-Laws may be altered, amended or repealed in whole or in part and new By-Laws may be adopted either:

     (a) By the affirmative vote of the holders of record of not less than 67% of the outstanding stock of the Corporation entitled to vote in elections of Directors; or

     (b) By the affirmative vote of a majority of the Board of Directors at any meeting of the Board, or by written consent signed by all members of the Board of Directors; provided, however, no such alteration, amendment or repeal of
Article VIII (a) of these By-Laws shall be made by the Board of Directors or be effective unless such alteration, amendment or repeal shall be first approved by the affirmative vote of the holders of record of not less than 67% of the outstanding stock of the Corporation entitled to vote in elections of Directors.

     ARTICLE IX

     General Provisions

Section 1. Distributions in Cash or Property. The Board of Directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the Articles of Incorporation and/or unless otherwise limited by the Articles of Incorporation, these By-Laws or the Act.

Section 2. Reserves. The Board of Directors shall have power and authority to set apart such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve, and the Board shall have the power and authority to abolish any reserve created by the Board.

Section 3. Voting Securities. Unless otherwise directed by the Board of Directors, the President or in the case of his absence or inability to act, the Chairman of the Board or the Vice Chairman of the Board, or in the case of their absence or inability to act, the Vice Presidents, including Executive Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise on behalf of the corporation any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

Section 4. Contracts, Conveyances, Etc. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the Chairman of the Board, the Vice Chairman of the Board, President or any Vice President, and the Secretary or Assistant Secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation. Section 5. Corporate Books and Records. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committees, if any. The corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the records.

Section 6. Seal. The seal of the corporation shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan." The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.